EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated October 8, 2001 accompanying the financial statements of TSET, Inc. contained in the Registration Statement on Form S-1. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thorton LLP



Portland, Oregon
August 12, 2002